UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 17, 2009

(Date of earliest event reported)

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3405 West Dr. Martin Luther King Jr. Boulevard Suite 101 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

In connection with the merger of Comprehensive Care Corporation (“CompCare” or “the Company”) and Core Corporate Consulting Group, Inc. (“Core”), pursuant to the governing Agreement and Plan of Merger (“Merger”) dated January 20, 2009, Comprehensive Care Corporation filed with the Delaware Secretary of State on June 23, 2009 a Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock designating 14,400 shares of Series C Convertible Preferred Stock. The rights of the Company’s Common Stock have been limited or qualified by the issuance of the Series C Convertible Preferred Stock.

The Information set forth under Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 14, 2009, the holders of 58.2% of CompCare outstanding voting capital stock, voting together as a single class on an as-converted basis and by the holders of all outstanding Series A Preferred Stock, voting as a separate class, by written consent, in lieu of a special meeting of the stockholders, in accordance with the Delaware General Corporation Law, ratified and approved an amendment to CompCare’s Restated Certificate of Incorporation to increase the number of authorized shares of CompCare’s common stock, $0.01 par value per share, from 30,000,000 shares to 100,000,000 shares and to increase the number of authorized shares of CompCare’s preferred stock, $50.00 par value per share, from 60,000 shares to 1,000,000 shares.

On February 9, 2009, CompCare filed its initial Information Statement and later, on May 15, 2009, CompCare filed an amended Information Statement relating to such written consent with the Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended. On June 17, 2009, CompCare filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State in the form filed with this report as Exhibit 3.1. Accordingly, the Amended and Restated Certificate of Incorporation became effective on June 17, 2009.

On June 23, 2009, the Company filed with the Delaware Secretary of State a Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) designating 14,400 shares of Series C Preferred Stock. Each share of Series C Preferred Stock has a par value of $50.00 per share. The rights and preferences of the Series C Preferred Stock include, among other things, the following:

Dividends. Holders of Series C Preferred Stock are entitled to receive, prior and in preference to the holders of Common Stock and any other class or series of capital stock ranking junior to the Series C Preferred Stock, cumulative dividends as, when and if declared and paid by the Company.

Liquidation Preferences. With respect to the distribution of assets upon liquidation, dissolution or winding-up, or the change of control of the Company, the Series C Preferred Stock ranks prior to the Common Stock and any other class or series of capital stock ranking junior to the Series C Preferred Stock. Upon any such liquidation, dissolution, winding-up or change of control, each share of Series C Preferred Stock is entitled to receive an amount equal to $250.00 per share.

Voting Rights. Each holder of Series C Preferred Stock shall be entitled to notice of any stockholders’ meeting and to vote on any matters on which the Common Stock may be voted. Each Series C Preferred Share shall be entitled to a number of votes equal to the number of whole shares of Common Stock into which such Series C Preferred Share is convertible. Unless otherwise required by law, holders of Series C Preferred Shares shall vote together with holders of Common Stock as a single class on all matters submitted to a vote of the Company’s stockholders.

Board Representation. On the Issue Date, the holders of Series C Preferred Stock, voting as a separate class, shall have the right to elect a total of five (5) directors to the Board of Directors of the Corporation.

Matters requiring class vote. So long as at least a majority of the Originally Issued Series C Stock is outstanding, the affirmative vote of holders of at least 50% of the outstanding Series C Preferred Stock, voting as a single class, is required to, among other things:

(a)	create, authorize or issue any shares of any security or class of stock ranking senior to, or pari passu with, the Series C Preferred Shares with respect to dividend rights, liquidation preference or otherwise;

(b)	amend, alter or repeal the Company’s certificate of incorporation;

(c)	redeem or repurchase, or declare or pay any dividend or distribution with respect to, any equity securities;

(d)	effect any sale, transfer, lease, merger or reorganization involving a material portion of the Corporation’s assets or business, or enter into any single or a series of related transactions with a valuation in excess of $5,000,000 (whether in the form of cash, assumed liabilities or otherwise);

(e)	increase the size of the Board of Directors of the Corporation (except as contemplated hereunder for the benefit of the holders of the Series C Preferred Shares); or

(f)	take any action that could result in taxation of the holders of the Series C Preferred Shares under Section 305 of the Internal Revenue Code.

Conversion. Each issued and outstanding Series C Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing $250.00 by the Series C Conversion Price.

The foregoing description of the Series C Certificate of Designation is not purported to be complete and is qualified in its entirety by reference to the Series C Certificate, which is attached hereto as Exhibit 99.1.

The increase in authorized common and preferred shares permitted the issuance of 14,400 Series C Convertible Preferred Shares to the former holders of the Company’s Series B-1 Convertible Preferred Stock and 7,246,871 common shares to the former holders of the Company’s Series B-2 Convertible Preferred Stock. Such shares were issued in accordance with automatic conversion provisions contained within the Certificate of Designation of the Series B-1 and Series B-2 Convertible Preferred Stock, which had been filed in January 2009 in connection with the Merger between CompCare and Core. In addition, 8,000,000 common shares were issued on June 18, 2009 to Howard M. Jenkins to complete his stock purchase transaction of May 21, 2009. Mr. Jenkins now owns 16,000,000 common shares or approximately 40.5% of total common shares of 39,474,089 expected to be outstanding as of June 26, 2009. The Company now has 14,400 shares of preferred stock outstanding, solely attributable to the Series C Convertible Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

3.1	Amended and Restated Certificate of Incorporation of Comprehensive Care Corporation
99.1	Certificate of Designation, Rights and Preferences of Series C Convertible Preferred Stock dated June 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

By:	/s/ Giuseppe Crisafi
Name:	Giuseppe Crisafi
Title:	Chief Financial Officer

Date: June 23, 2009

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